              As filed with the Securities and Exchange Commission
                              on October 8, 1998.

                           Registration No. 333-61101

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         HEARST-ARGYLE TELEVISION, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 74-2717523

      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)

                                                   Dean H. Blythe
        888 Seventh Avenue         Senior Vice President--Corporate Development,
     New York, New York 10106              Secretary and General Counsel
         (212)649-2000                     Hearst-Argyle Television, Inc.
(address, including zip code, and             888 Seventh Avenue
telephone number, including are code, of   New York, New York 10106
registrant's principal executive offices)        (212) 649-2307
                                       (Name, address, including zip code,
                                         and telephone number, including
                                         area code, of agent for service)

                                 With copies to:
                              Steven A. Hobbs, Esq.
                            Bonnie A. Barsamian, Esq.
                               Rogers & Wells LLP
                                 200 Park Avenue
                          New York, New York 10166-0153
                                 (212) 878-8000

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effectiveness of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         Calculation of Registration Fee

==================================================================================================================================
                                                             Proposed maximum           Proposed maximum
Title of each class of securities Amount to be              offering price per         aggregate offering          Amount of
   to be registered               registered                     unit(1)                   price(1)            registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities.................. $100,000,000(2)(3)(4)           (4)(5)                     (4)(5)                  (4)(5)
-----------------------------------------------------------------------------------------------------------------------------------
Series A Common stock,               5,768,000 shares (6)         (4)(5)                     (4)(5)                  (4)(5)
 $.01 par value per share........      791,705 shares (4)(6)
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities(10).............. $1,000,000,000(7)         $1,000,000,000(7)(8)        $1,000,000,000(1)            $295,000
Common Stock(10).................                                                                   (7)(8)(9)         (11)
Preferred Stock(10)..............
Warrants.........................

===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public purchase price for all Debt Securities of $100,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies.

(3) In U.S. dollars or the equivalent thereof in foreign denominated currencies or composite currencies.

(4) Indicates that such securities are being carried forward from the Registrant's Registration Statement on Form S-3 (Registration No. 333-36659) pursuant to Rule 429 under the Securities Act.

(5) Filing fee previously paid in connection with the Registrant's Registration Statement on Form S-3 (Registration No. 333-36659).

(6) Represents shares to be sold by certain selling stockholders of the Company.

(7) In U.S. dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies. Such amount represents the aggregate offering price of the securities registered hereunder and the exercise price of any securities issuable upon exercise of warrants. If any securities are issued at an original issue discount, then such greater amount as shall result in an aggregate initial offering price of $1,000,000,000.

(8) Not specified as to each class of securities to be registered, pursuant to General Instruction II.D. of Form S-3.

(9) The number of shares of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.

(10) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Debt Securities, or Preferred Stock that provides for conversion or exchange into other securities.

(11) Previously Paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. Pursuant to Rule 429 under the Securities Act, the Prospectus contained in this Registration Statement also relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-36659).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROSPECTUS

                         HEARST-ARGYLE TELEVISION, INC.

                          $100,000,000 Debt Securities

                     5,768,000 Shares Series A Common Stock

                                 $1,000,000,000
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                    Warrants

     Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), may issue, from time to time, together or separately, (i) up to an initial aggregate offering price or purchase price of $100,000,000 (or the equivalent thereof if any of the Debt Securities are denominated in a foreign currency or composite currency such as the European Currency Unit ("ECU")) of its unsecured debt securities ("Debt Securities"), in one or more series, consisting of debentures, notes or other evidences of indebtedness and having such prices and terms as are determined at the time of sale and (ii) 5,768,000 shares of Series A Common Stock, par value $.01 per share ("Series A Common Stock"). The Debt Securities and the Series A Common Stock may be issued as units and in any combination.

     The Company may also issue, from time to time, together or separately, in separate series or issuances at an aggregate initial public offering price not to exceed $1,000,000,000 or, if applicable, the equivalent thereof in other currencies, at prices and on terms to be determined at the time or times of offering, (i) Debt Securities; (ii) shares of its Common Stock, including, but not limited to, Series A Common Stock (the "Common Stock"); (iii) shares of its Preferred Stock (the "Preferred Stock"); and, (iv) warrants or other rights to purchase Debt Securities, Common Stock or Preferred Stock, or any combination thereof, as may be designated by the Company at the time of the offering ("Warrants") in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively called the "Securities." The Securities may be issued as units and in any combination.

     Specific terms of the Securities ("Offered Securities") in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering, of the Offered Securities and the initial price and net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, purchase price, authorized denomination, maturity, rate or rates of interest (or method of calculation thereof) and dates for payment thereof, dates from which interest shall accrue, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, and any listing on a national securities exchange; (ii) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof and any listing on a national securities exchange; (iii) in the case of Preferred Stock, the number of shares, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, any listing on a securities exchange, the initial public offering price and any other terms; and, (iv) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Series A Common Stock is currently listed on the New York Stock Exchange Inc. (the "NYSE"). The Company contemplates making an application for the quotation of any additional issuances of Series A Common Stock on the NYSE or on any other national securities exchange on which the Series A Common Stock may then be listed.

     See Risk Factors commencing on page 9 for a description of certain factors that should be considered in connection with an investment in the Securities offered hereby.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Securities may be sold by the Company directly to purchasers, through agents designated from time to time, or to or through underwriters or dealers. If underwriters or agents are involved in the offering of Securities, the names of the underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount, in the case of an offering through an underwriter, or the purchase price of the Securities less such commission, in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities. See "Plan of Distribution."

     Prior to issuance there will have been no market for the Securities other than the Series A Common Stock, and there can be no assurance that a secondary market for any of such Securities will develop. This Prospectus may not be used to consummate sales of any Offered Securities unless accompanied by a Prospectus Supplement.

             The date of this Prospectus is October 9, 1998.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to any registration or qualification of these securities laws under the securities laws of any such state.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR
EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Series A Common Stock is currently listed on the New York Stock Exchange. In addition, such materials may also be inspected and copied at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005. Copies of reports, proxy statements and other information electronically filed with the Commission by the Company may be inspected by accessing the Commission's World Wide Web site at http://www.sec.gov.

     In connection with a Prospectus dated October 17, 1997, the Company filed with the Commission a registration statement on Form S-3 (Registration No. 33-36659) (herein, together with all amendments and exhibits, referred to as the "First Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). In connection with this Prospectus, the Company has filed another Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement," and together with the First Registration Statement, the "Registration Statements") under the Securities Act. As permitted by the Securities Act Rules, this Prospectus meets the requirements for use in connection with the securities covered by both Registration Statements. This Prospectus does not contain all the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statements. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statements or such other document. Copies of the Registration Statements and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices or copies of such materials can be obtained at prescribed rates in the manner described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-27000) pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1997; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (iv) Current Report on Form 8-K filed on January 13, 1998; (v) Current Report on Form 8-K filed on

March 31, 1998; (vi) Current Report on Form 8-K filed on May 27, 1998; (vii) Current Report on form 8K filed on September 17, 1998; (viii) Current Report on Form 8-K filed on September 29, 1998; (ix) description of the Company's Series A Common Stock contained in the Company's Registration Statement on Form 8-A/A filed on July 14, 1998; and, (x) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106, Attention: Corporate Secretary (tel. (212) 649-2300).

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified and any statement so superseded shall not be deemed to constitute part of this Prospectus.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Offered Securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this Prospectus.

                           FORWARD-LOOKING INFORMATION

     Certain information both included and incorporated by reference in this Prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negatives thereof or other variations thereon or comparable terminology. The following important factors, in addition to those discussed elsewhere in this Prospectus and in the documents that are incorporated by reference, could affect the future results of the Company and could cause those results to differ materially from those expressed in each forward-looking statement: material adverse changes in economic conditions in the markets served by the Company; future regulatory actions and conditions in the television stations or their operating areas; the possibility that currently unanticipated difficulties may arise in integrating the operations of two newly acquired television stations or companies; and competition from others in the broadcast television and newspaper markets served by the businesses.

                                   THE COMPANY

     The Company owns or manages 15 network-affiliated television stations reaching approximately 11% of U.S. television households. The Company is the largest "pure-play" publicly owned television broadcast company in the U.S. and is the fourth-largest, non-network owned television group. Formed as a Delaware corporation in 1994 under the name Argyle Television, Inc. ("Argyle"), the Company is the successor to the combined operations of Argyle and the television broadcast group of The Hearst Corporation ("Hearst") pursuant to a merger transaction that was consummated on August 29, 1997 (the "Hearst Transaction"). In that transaction, Hearst contributed its television broadcast group and related broadcast operations (the "Hearst Broadcast Group") to Argyle and merged a wholly-owned subsidiary of Hearst with and into Argyle, with Argyle as the surviving corporation (renamed "Hearst-Argyle Television, Inc.")

     The Company owns 12 television stations and manages three additional television stations and two radio stations that are owned or operated by Hearst. The Company has an option to acquire one of the managed television stations and Hearst's interests in another of the managed television stations and has a right of first refusal with respect to the third managed television station. On July 2, 1998 (and effective as of June 1, 1998 for accounting purposes), the Company completed a tax-deferred exchange with STC Broadcasting, Inc. and certain related entities (collectively, "STC") whereby the Company exchanged its television stations WNAC-TV, Providence, Rhode Island and WDTN-TV, Dayton, Ohio for STC's television stations KSBW-TV, Monterey-Salinas, California, and WPTZ-TV/WNNE-TV, Burlington, Vermont/Plattsburgh, New York (the "STC Swap").

     On May 25, 1998, the Company announced its agreement to purchase the television and radio business operations of Pulitzer Publishing Company ("Pulitzer") in exchange for shares of the Company's Series A Common Stock worth $1.15 billion, subject to certain closing adjustments (the "Pulitzer Transaction"). In the Pulitzer Transaction, Pulitzer will contribute all of its publishing assets and the net proceeds of $700 million of new debt into a new subsidiary (Pulitzer Inc.), and distribute shares of capital stock of Pulitzer Inc. to the current stockholders of Pulitzer. Pulitzer, with its remaining broadcast operations, will then be merged with and into the Company in exchange for $1.15 billion of the Company's Series A Common Stock and the assumption of $700 million of new debt. The number of shares to be delivered as merger consideration will be based on a 15-day weighted average price of Hearst-Argyle Series A Common Stock prior to closing, subject to a "collar" between $38.50 and $29.75. The transaction is expected to close by the end of 1998, subject to shareholder and regulatory approvals and certain other conditions.

     Concurrently with the transaction, the Company's Board of Directors authorized the Company to repurchase up to $300 million of its outstanding Series A Common Stock from time to time in the open market or in private transactions, subject to market conditions. In addition, Hearst has notified the Company of its intention to purchase up to 10 million shares of the Company's Series A Common Stock from time to time in the open market, in private transactions or otherwise.

     On August 21, 1998, the Company entered into an agreement to acquire, through a merger transaction, all of the partnership interests in Kelly Broadcasting Co., a California limited partnership ("Kelly Broadcasting"), in exchange for cash consideration in the amount of $520 million, subject to certain closing adjustments (the "Kelly Transaction"). Kelly Broadcasting owns and operates television broadcast station KCRA-TV, Sacramento, California ("KCRA-TV"), and provides programming for television broadcast station KQCA-TV, Sacramento, California, pursuant to a Time Brokerage Agreement with Channel 58, Inc., a California corporation. Pursuant to the Kelly Broadcasting Co. Agreement and Plan of Merger, dated as of August 21, 1998, by and among the Company, Kelly Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), Kelly Broadcasting, J.S. Kelly L.L.C., a Delaware limited liability company, G.G. Kelly L.L.C., a Delaware limited liability company, and Robert E. Kelly (the "Kelly Merger Agreement"), Kelly Broadcasting will be merged with and into Merger Sub, with Merger Sub as the surviving entity. Consummation of the Kelly Transaction is subject to regulatory approvals and other customary closing conditions and there can be no assurance as to when the transaction will be consummated, if at all.

     Hearst currently owns, through its wholly-owned subsidiary, Hearst Broadcasting, Inc., 100% of the outstanding shares of the Company's Series B Common Stock and approximately 15.3% of the Company's Series A Common Stock, comprising in the aggregate approximately 80.8% of the total outstanding common stock of the Company. Upon consummation of the Pulitzer Transaction, Hearst Broadcasting will own between approximately 46.6% and 51.5% of the Company's total outstanding common stock. Through its ownership of the Company's Series B Common Stock, Hearst Broadcasting has the right to elect as a class all but two of the 11 members of the Company's Board of Directors. The remaining common stock of the Company is in the form of Series A Common Stock, which is listed on the New York Stock Exchange under the symbol "HTV."

     The principal executive offices of the Company are located at 888 Seventh Avenue, New York, New York 10106; its telephone number is 212-649-2300.

                                 USE OF PROCEEDS

     Except as may be set forth in an accompanying Prospectus Supplement, the Company expects to add substantially all of the net proceeds from the sale of the Securities to its funds to be used for general corporate purposes, which may include repayment of long-term and short-term debt, capital expenditures, working capital and the financing of acquisitions. Funds not required immediately may be invested in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for
(i) the Company (Hearst-Argyle) and its consolidated subsidiaries on a pro forma basis giving effect to the Pulitzer and Kelly Transactions, the "swap" transaction consummated on January 31, 1997 in which Argyle exchanged its WZZM and WGRZ stations for Gannett Co., Inc.'s WLWT and KOCO stations located in Cincinnati, OH and Oklahoma City, OK, respectively (the "Gannett Swap"), the Hearst Transaction and the STC Swap as if each transaction had occurred at the beginning of each respective period presented; (ii) the Company (Hearst-Argyle) and its consolidated subsidiaries on a pro forma basis giving effect to the Gannett Swap, the Hearst Transaction and the STC Swap as if each transaction had occurred at the beginning of each respective period presented; (iii) the Company (Argyle and Hearst-Argyle) and its consolidated subsidiaries on a historical basis for each of the periods presented; and, (iv) the Hearst Broadcast Group (the accounting acquiror in the Hearst Transaction) on a historical basis for each of the periods presented. The ratios for the Company on a pro forma basis giving effect to the Gannett Swap, the Hearst Transaction and the STC Swap, both including and excluding the Pulitzer and Kelly Transactions, for the periods presented were derived from the unaudited pro forma combined condensed financial statements of the Company. The ratios for Argyle on a historical basis for the periods presented were derived from Argyle's audited historical consolidated financial statements. The ratios for Hearst-Argyle were derived from the audited historical consolidated financial statements for the four months ended December 31, 1997 and from the unaudited consolidated financial statements for the six months ended June 30, 1998. The ratios for the Hearst Broadcast Group were derived from the audited historical combined financial statements of the Hearst Broadcast Group for the years ended December 31, 1994, 1995 and 1996, and from the unaudited combined financial statements for the year ended December 31, 1993.

                                                                                     Pro Forma
                                                    ---------------------------------------------------------------------------
                                                                   Year Ended                         Six Months Ended
                                                                  December 31,                          June 30,
                                                                 --------------                        ----------
                                                            1996                1997              1997             1998
                                                           ------               -----            ------           -----
The Company Pro Forma:
   Ratio of Earnings to Fixed Charges:
    The Company (including the Pulitzer and
    Kelly Transactions)..............................          N/A              1.37x             1.33x              1.55x
    The Company (excluding the Pulitzer and
    Kelly Transactions)..............................        2.98x              3.29x             3.16x              3.45x

                                                                                    Historical
                                                    ---------------------------------------------------------------------------
                                                                     Argyle                            Hearst-Argyle
                                                                     ------                            -------------
                                                                                                  Four
                                                                                                 Months             Six
                                                                            Eight Months         Ended            Months
                                                         Years Ended           Ended            December           Ended
                                                        December 31,         August 31,           31,             June 30,
                                                        1995(1) 1996            1997              1997             1998
                                                        ------- ----            ----              ----             ----
The Company:
   Ratio of Earnings to Fixed Charges..............        (2)                  (2)              3.48x             3.31x

                                                                                  Years Ended December 31,
                                                     ---------------------------------------------------------------------------
                                                                    1993            1994            1995            1996
                                                                    ----            ----            ----            ----
Hearst Broadcast Group:
   Ratio of Earnings to Fixed Charges..............                 2.21x           3.51x           4.06x           4.43x

---------------------------
(1)  Argyle was formed in August 1994.
(2) Argyle's earnings were inadequate to cover fixed charges by $7,965 and $14,560 for the years ended December 31, 1995 and 1996, respectively, and by $14,539 for the eight months ended August 31, 1997.

     For purposes of computing the foregoing ratios (i) Earnings consist of income from continuing operations before income tax expense and extraordinary item (loss on early retirement of debt) plus Fixed Charges (excluding capitalized interest) and (ii) Fixed Charges consist of interest, whether expended or capitalized, and the portion of operating rental expenses estimated to represent an interest component.

                                  RISK FACTORS

     Certain of the securities to be offered hereby themselves may involve a significant degree of risk. Investors should carefully consider the risk factors described below together with all of the information set forth or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement in determining whether or not to purchase any of the Securities. Additional risk factors may be set forth in an appropriate Prospectus Supplement.

     Reliance on Network Affiliation Agreements; Television Programming. Each of the television stations owned by the Company (including the television stations that will be owned by the Company upon consummation of the Pulitzer Transaction) is a party to a network affiliation agreement giving such station the right to rebroadcast programs transmitted by the network. After giving effect to the consummation of the Pulitzer Transaction, ten of the Company's stations will be parties to affiliation agreements with ABC, nine with NBC and two with CBS. The television viewership levels for each station is materially dependent upon network programming. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future. In addition, although the Company expects to continue to be able to renew its network affiliation agreements, no assurance can be given that such renewals will be obtained on as favorable terms or at all. The termination or non-renewal, or renewal at less favorable terms, of the affiliation agreements could have an adverse effect on the Company.

     Television programming is one of the Company's most significant operating cost components. There can be no assurance that the Company will not be exposed in the future to increased programming costs. Should such an increase occur, it could have an adverse effect on the Company's results from operations. In addition, television networks recently have been seeking arrangements from their affiliates to share the network's programming costs and to change the structure of network compensation. The Company cannot predict the nature or scope of any such potential compensation arrangements or the effect, if any, on the Company's operations. Acquisitions of program rights are usually made two or three years in advance and may require multi-year commitments, making it difficult to predict accurately how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.

     Dependence on Advertising; Effect of Economic Conditions. The Company relies to a significant extent upon sales of advertising for its revenues. On a pro forma basis after giving effect to the Hearst Transaction, advertising revenue accounted for 92.3% of the total revenues of the Company for the year ended December 31, 1997. The stations compete for advertising revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, the Internet and local cable systems. The stations are located in highly competitive markets. Accordingly, the Company's results of operations are and will continue to be dependent upon the ability of each of its stations to compete successfully for advertising revenues in its respective market.

     In addition to the activities of its direct competitors and of competing advertising media, the Company's ability to generate advertising revenues is and will continue to be heavily dependent on the relative popularity of its programming and cyclical changes in the national economy, as well as on regional economic conditions in each of the markets in which its stations operate, particularly as such conditions may affect advertising expenditures. The Company's revenues could therefore be adversely affected by a future local, regional or national recessionary environment. The advertising revenues of the stations generally are highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. In addition, advertising revenues in even-numbered years benefit from advertising placed by candidates for political offices and demand for advertising time in Olympic broadcasts. Proposals have been advanced in the U.S. Congress to require television broadcast stations to provide advertising time to political candidates at no charge, which would eliminate in whole or in part advertising revenues from political candidates.

     Control by Majority Stockholder; Conflicts of Interest. Through Hearst Broadcasting, its wholly-owned subsidiary, Hearst currently owns approximately 80.8% of the outstanding shares of the Company's Common Stock and, by virtue of its ownership of 100% of the Company's Series B Common Stock, is entitled to elect as a class all but two members of the Board of Directors of the Company. Currently, Hearst Broadcasting elects nine of the 11 Hearst-Argyle Directors. As a result, Hearst is able to control substantially all actions to be taken by stockholders of the Company, and also is able to maintain control over the operations and business of the Company. This control, as well as certain provisions of the Company's Certificate of Incorporation and of Delaware law, may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, tender offer or other transaction involving an actual or potential change of control of the Company. Upon consummation of the Pulitzer Transaction, Hearst Broadcasting will own between approximately 46.6% and 51.5% of the total outstanding common stock of the Company.

     In addition, the interests of Hearst, which owns or has significant investments in other businesses, including cable television networks, newspapers, magazines and electronic media, may from time to time be competitive with, or otherwise diverge from, the interests of the Company, particularly with respect to new business opportunities and future acquisitions. Under the Amended and Restated Merger Agreement dated as of March 26, 1997, among Hearst, Argyle and certain wholly-owned subsidiaries of Hearst (the "Hearst-Argyle Merger Agreement"), entered into in connection with the Hearst Transaction, Hearst and the Company have agreed that, without the prior written consent of the other, neither the Company, on the one hand, nor Hearst, on the other hand, will make any acquisition or purchase any assets if such an acquisition or purchase by one party would require the other party to divest or otherwise dispose of any of its assets because of regulatory or other legal prohibitions. As a result, under current law and given newspaper properties Hearst currently owns, the Company would be precluded, without Hearst's consent (and even with Hearst's consent, only if Hearst were to agree to sell newspapers in the corresponding markets) from acquiring television broadcast stations in Albany, New York; Flint--Saginaw--Bay City, Michigan; Beaumont, Texas; Houston, Texas; Laredo, Texas; Lubbock, Texas; Odessa-Midland, Texas; San Antonio, Texas; San Francisco, California; Seattle, Washington; and St. Louis, Missouri. A proposal to eliminate the rule banning newspaper-television cross-ownership in the same market has been introduced in the U.S. Congress. The FCC separately has been asked to consider altering the cross-ownership rule. Whether these proposals will be enacted into law is unknown at this time. Additionally, Hearst is not precluded from purchasing television stations, newspapers or other assets in other markets, the ownership of which assets by Hearst could preclude, under FCC rules, the Company from owning television stations in such markets in the future.

     Hearst and the Company also have ongoing relationships that may create situations where the interests of the two parties could conflict. Hearst and the Company are parties to a series of agreements with each other, including a Management Agreement (whereby the Company provides certain management services, such as sales, news, programming and financial and accounting management services with respect to certain Hearst owned or operated television and radio stations); an Option Agreement (whereby Hearst has granted the Company an option to acquire certain Hearst owned or operated television stations, as well as a right of first refusal with respect to another television station if Hearst proposes to sell such station within 36 months of its acquisition); a Studio Lease Agreement (whereby Hearst leases from the Company certain premises for Hearst's radio broadcast stations); a Tax Sharing Agreement (whereby Hearst and the Company have established the sharing of federal, state and local taxes after the Company became part of the consolidated tax returns of Hearst); a Name License Agreement (whereby Hearst permits the Company to use the Hearst name in connection with the Company's name and operation of its business); and a Services Agreement (whereby Hearst provides the Company certain administrative services, such as accounting, financial, legal, tax, insurance, data processing and employee benefits). The Company believes that the terms of these agreements are reasonable to both sides; there can be no assurance, however, that more favorable terms would not be available from third parties.

     Television Industry Competition and Technology. The television broadcast industry is highly competitive. Some of the stations that compete with the Company's stations are owned and operated by large national or regional companies that may have greater resources, including financial resources, than the Company. The Company's stations face strong competition in their respective markets for audience share and, as discussed above, advertising revenues. There can be no assurance that any one of these stations will be able to maintain or increase its current audience share or revenue share. To the extent that certain of the Company's competitors have, or may in the future obtain, greater resources than the Company, the Company's ability to compete successfully in its broadcasting markets may be impeded.

     Technological innovation, and the resulting proliferation of programming alternatives such as cable, direct satellite-to-home services, pay-per-view and home video and entertainment systems have fractionalized television viewing audiences and subjected television broadcast stations to new types of competition. Over the past decade, cable television has captured an increasing market share, while the aggregate viewership of the major television networks has declined. In addition, the expansion of cable television and other industry changes have increased, and may continue to increase, competitive demand for programming. Such increased demand, together with rising production costs, may in the future increase the Company's programming costs or impair its ability to acquire programming. In addition, new television networks such as UPN and the WB Network have created additional competition. The FCC has adopted rules for implementing digital (including high-definition) television ("DTV") service in the United States. Implementation of DTV is expected to improve the technical quality of television. Under certain circumstances, however, conversion to DTV operations may reduce a station's geographical coverage area or provide a competitive advantage to one or more competing stations in the market. Implementation of DTV is expected to impose additional costs that are higher than normal on television stations providing the new service, due to increased equipment costs and possible spectrum-related fees. While the Company is unable to predict the implementation costs of DTV, these costs are expected to be significant. The Company cannot predict the effect the authorization of DTV service will have on the business of the Company.

     Regulatory Matters. The television operations of the Company are subject to significant regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act"), most recently amended further by the Telecommunications Act of 1996 (the "Telecommunications Act"). Approval of the FCC is required for the issuance, renewal and transfer or assignment of television station operating licenses. The Company is dependent upon its continuing ability to maintain broadcasting licenses from the FCC. License renewals filed after 1996 customarily will be granted for terms of eight years. While broadcast licenses are typically renewed by the FCC, there can be no assurance that the licenses for the Company's stations will be renewed at their expiration dates or, if renewed, that the renewal terms will be for eight-year periods. The non-renewal or revocation of one or more of the FCC licenses held by the Company could have a material adverse effect on the operations of the Company.

     The U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, materially adversely affect the operation and ownership of the Company. The FCC has not yet fully implemented the Telecommunications Act. The Company is unable to predict the outcome of future federal legislation or the impact of any such laws or regulations on the Company's operations.

     Risks Associated with Integration of the Combined Operations and Possible Expansion. As a result of the Hearst Transaction, the Company has, and after consummation of the Pulitzer Transaction will continue to, experience significant expansion, including expansion into markets in which the Company has not previously operated. As a result, the Company's management is now and will continue to be required to manage a substantially larger number of television stations than historically has been the case. There can be no assurance that the Company will be able to implement effectively the organizational and operational systems necessary for optimal management and integration of its newly expanded group of television stations, the television stations to be acquired pursuant to the Pulitzer Transaction or any television stations to be acquired in the future, or that the Company will be able to manage its growth successfully. In addition, the management of the Company is evaluating, and will continue to evaluate, the nature and scope of its operations and various short-term and long-term strategic considerations, and will assess to what extent integration, consolidation or other modification of its businesses is appropriate. Some operational and strategic decisions with respect to the Company following consummation of the Pulitzer Transaction have not yet been made. Some uncertainties and risks relating to the integration of the combined operations may exist and, therefore, it is difficult to predict or quantify the impact of such decisions on the results of operations and financial condition of the Company.

     As part of its business strategy, the Company intends to pursue further expansion through the acquisition of additional television stations or television station groups, and intends to continue to evaluate acquisition opportunities. Such acquisition opportunities, however, may become more limited as a consequence of the consolidation of ownership occurring in the television broadcast industry. The Company competes and will continue to compete for the acquisition of television stations with other prospective purchasers, some of whom have greater financial resources than the Company. In addition, any such acquisitions will be subject to FCC approval, FCC limitations on the number and location of broadcasting properties that any one person or entity may own, and FCC rules restricting the ownership of television stations and newspapers in the same market. As a result of these and other factors, there can be no assurance that future acquisitions will be available on attractive terms, if at all.

     While management expects to realize certain operating synergies and cost savings as a result of the Merger and any future acquisitions, there can be no assurance that such synergies and savings will be achieved, that the integration of the Company and newly acquired stations can be accomplished successfully or on a timely basis, or that the Company's business strategy can be implemented. As a result, any future acquisitions may have an adverse effect on the Company's financial position and results of operations.

     Shares Eligible for Future Sale; Dilution; Share Repurchase Program. The Company currently has outstanding 12,144,965 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock. The Company also has outstanding 10,938 shares of each of Series A and Series B Preferred Stock.
The Series A Preferred Stock is convertible at any time prior to December 31, 2000 into an aggregate of 312,514 shares of Series A Common Stock, and for each year after December 31, 2000 into shares of Series A Common Stock at a conversion rate equal to 1.1 times the preceding year's conversion price. The Series B Preferred Stock is convertible at any time after June 11, 2001, into shares of Series A Common Stock at a conversion rate equal to the then current market price of the Series A Common Stock. In addition, the Company has outstanding options to purchase 1,977,930 shares of Series A Common Stock, of which options are currently exercisable for 722,767 shares. All of the shares of Series A Common Stock or Preferred Stock generally will be freely tradeable without restriction or further registration under the Securities Act, except that any shares held by persons who are "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act, or who were at the time of the Company's shareholder vote on the Hearst Transaction "affiliates" of the Company pursuant to Rule 145 under the Securities Act, may generally be sold only subject to certain restrictions as to timing, manner and volume. In this regard, the Company has in effect a registration statement covering the resale from time to time of 4,599,260 shares of Series A Common Stock received in the Hearst Transaction by certain former limited partners of partnerships that prior to the Hearst Transaction owned shares of the Company's common stock in order to permit such persons to sell their shares without regard to the restrictions discussed in the preceding sentence. The holders of approximately 4,443,406 shares of Series A Common Stock covered by such registration statement have additional rights under a Registration Rights Agreement dated as of August 29, 1997. The Series B Common Stock held by Hearst Broadcasting and the Series A Common Stock into which the Series B Common Stock is convertible may not be sold in the absence of registration under the Securities Act or unless an exemption from registration is available, including the exemption afforded by Rule 144 under the Securities Act.

     No prediction can be made as to the effect, if any, that sales of shares of the Company's Series A Common Stock, or the availability of shares for future sale, will have on the market price of the Company's Series A Common Stock prevailing from time to time following the Pulitzer Transaction. Sales of substantial amounts of Series A Common Stock (including shares owned upon the exercise of options) in the public market, or the perception that such sales could occur, could depress the prevailing market price for the Series A Common Stock. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that it deems appropriate. In addition, the Company's Board has authorized a share repurchase program, pursuant to which the Company may repurchase up to $300 million of the Company's Series A Common Stock from time to time, in the open market or in private transactions, subject to market conditions. In addition, Hearst has notified the Company of its intention to purchase up to 10 million shares of the Company's Series A Common Stock from time to time in the open market, in private transactions or otherwise. Such repurchases and purchases may affect the market price of the Company's Series A Common Stock.

     Dividend Policy; Limitation on Dividends. The Company has not paid any dividends on the Company's Series A Common Stock since its inception, and does not anticipate that it will pay any dividends on the Company's Series A Common Stock in the foreseeable future. The terms of the Company's senior revolving credit facility limit the ability of the Company to pay dividends on the Company's Series A Common Stock under certain conditions.

Absence of Public Market for the Debt Securities, Warrants and Preferred Stock

     All Securities will be a new issue of securities with no established trading market, other than the Series A Common Stock, which is listed on the

New York Stock Exchange. Any Series A Common Stock sold pursuant to a
Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any of the Debt Securities, Warrants or Preferred Stock.

Certain Provisions of the Company's Certificate of Incorporation and Bylaws

     The Company's Amended and Restated Certificate of Incorporation and bylaws contain provisions that may have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Capital Stock."

                         DESCRIPTION OF DEBT SECURITIES

General

     The Debt Securities will be issued under an Indenture, as supplemented from time to time in accordance with its terms (the "Indenture"), to be entered into between the Company and a trustee to be appointed (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. Italicized references appearing in parenthesis are to section numbers of the Indenture.

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Reference is made to the Prospectus Supplement for a description of the following additional terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates, if any, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates;
(v) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) if other than United States dollars, the currency or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xi) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xii) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xiii) whether such or more Global Securities and, if so, the identity of the Debt Securities will be issued in the form of one depository for such Global Securities; (xiv) any additions to or changes in the Events of Default or covenants relating solely to such Debt Securities or any Events of Default or covenants generally applicable to Debt Securities that are not to apply to the particular series of Debt Securities in respect of which the Prospectus Supplement is being delivered; (xv) if the Company will pay additional amounts on any of the Debt Securities of any series to any Holder who is a United States Alien, in respect of any tax or assessment withheld, under what circumstances and with what procedures the Company will pay such amounts;
(xvi) any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, shall accrue;
(xvii) the exchange or conversion of the Securities of that series, at the option of the Holders thereof, for or into new Securities of a different series or other securities or other property, including shares of capital stock of the Company or any subsidiary of the Company or securities directly or indirectly convertible into or exchangeable for any such shares; and, (xviii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.1) Unless otherwise indicated in the Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

     The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par that are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement relating thereto.

     A substantial portion of the assets of the Company is held by subsidiaries. The Company's right and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured indebtedness.

     Unless otherwise described in the Prospectus Supplement, the Debt Securities will be issued only in registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.2) In addition, all or a portion of the Debt Securities of any series may be issued as permanent registered Global Securities that will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.3) The Prospectus Supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5)

     The Company shall deliver Debt Securities of any series, duly executed by the Company, to the Trustee for authentication, together with an order for the authentication and delivery of such Debt Securities. The Trustee, in accordance with such order, shall authenticate and deliver such Debt Securities. No Debt Securities of any series shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form provided for in the Indenture and manually executed by the Trustee or an authenticating agent duly appointed by the Trustee. Such certificate shall be conclusive evidence, and the only evidence, that such Debt Securities have been duly authenticated and delivered under, and are entitled to the benefits of, the Indenture. (Section 3.3)

Global Securities

     The Debt Securities of a particular series may be issued in the form of one or more Global Securities, which will be deposited with a depository (the "Depositary"), or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary, for such Global Security to a nominee of such Depositary or another nominee of such Depositary or by such Depositary by a nominee of such Depositary to such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.3) The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture for any other purpose.

     Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for Debt Securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If the Depositary for a Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Securities representing Debt Securities of such series.

Certain Covenants of the Company

     Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the Debt Securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by (i) Mortgages on the property of any corporation, which Mortgages existed at the time such corporation became a Restricted Subsidiary; (ii) Mortgages in favor of the Company or a Restricted Subsidiary; (iii) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages; (iv) Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price, construction or improvement of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary that were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage; (v) Mortgages on the property of the Company or a Restricted Subsidiary existing at the date of issuance of the first series of Debt Securities under the Indenture; (vi) Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (v), inclusive, or of any Indebtedness secured thereby; and (vii) any other Mortgage, other than Mortgages referred to in the foregoing clauses (i) through (vi), inclusive, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause (vii) and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded Indebtedness as provided in the Indenture) does not exceed 15% of Consolidated Net Tangible Assets. (Section 10.7)

     Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (i) the Company or such Restricted Subsidiary would be entitled, pursuant to the foregoing covenant relating to "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities or (ii) the Company or such Restricted Subsidiary, within four months after the effective date of such transaction, applies an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or other unsubordinated funded Indebtedness of the Company or such Restricted Subsidiary. (Section 10.8)

     Certain Definitions. "Consolidated Net Tangible Assets" is defined in the Indenture to mean total consolidated assets of the Company and its Restricted Subsidiaries, less (i) current liabilities of the Company and its Restricted Subsidiaries, and (ii) the net book amount of all intangible assets of the Company and its Restricted Subsidiaries. (Section 10.7)

     "Consolidated Subsidiary" is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.1)

     "Designated Subsidiaries" is defined in the Indenture to mean any Subsidiary of the Company (other than a Subsidiary holding any Station Licenses or the operating assets of any Stations) designated by the Company as a "Designated Subsidiary" for purposes of the Indenture, by delivery to the Trustee of a certificate of a senior officer of the Company identifying such Subsidiary, stating that such Subsidiary shall be treated as a "Designated Subsidiary" for all purposes under the Indenture and certifying that, after giving effect to such designation, the Company will be in compliance with the provisions of the Indenture applicable to such Designated Subsidiary, and such designation will not result in an Event of Default under the Indenture; provided that the value of the capital stock, partnership or other ownership interest directly or indirectly held by the Company in all Designated Subsidiaries shall not exceed at any one time an aggregate amount in excess of $250,000,000. Any Subsidiary of a Designated Subsidiary is deemed to be a "Designated Subsidiary". (Section 10.11)

     "Indebtedness" is defined in the Indenture to mean (i) all items that in accordance with generally accepted accounting principles would be included in determining long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights); (ii) to the extent not included in (i) above, indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not such secured indebtedness has been assumed; and, (iii) to the extent not included in (i) or (ii) above, contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.7)

     "Principal Property" is defined in the Indenture to mean any office building, television station or transmission facility owned by the Company or any Restricted Subsidiary or any other property or right owned by or granted to the Company or any Restricted Subsidiary and used or held for use in the television business conducted by the Company or any Restricted subsidiary, except for any such property or right that, in the opinion of the Board of Directors of the Company as set forth in a Board Resolution adopted in good faith, is not material to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise. (Section 1.1)

     "Restricted Subsidiary" is defined in the Indenture to mean any Subsidiary of the Company other than a Designated Subsidiary. (Section 10.7)

     "Sale and Lease-Back Transaction" is defined in the Indenture as the leasing by the Company or a Subsidiary for a period of more than three years of any principal property that has been sold or is to be sold or transferred by the Company or any such subsidiary to any party (other than the Company or a Subsidiary). (Section 10.8)

     "Significant Subsidiary" is defined in the Indenture to mean any Subsidiary
(i) that, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 10% of the consolidated net operating revenues of the Company and its Consolidated Subsidiaries for such year or (ii) the total assets of which as of the close of such immediately preceding fiscal year exceeded 10% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries. (Section 5.1)

     "Stations" is defined in the Indenture to mean the television broadcasting stations from time to time owned by the Company or any of its Restricted Subsidiaries. (Section 10.11)

     "Station Licenses" is defined in the Indenture to mean all authorization, licenses or permits issued by the FCC and granted or assigned to the Company or any Restricted Subsidiary thereof, or under which the Company or any Restricted Subsidiary thereof has the right to operate any Station, together with any extensions or renewals thereof. (Section 10.11)

     "Subsidiary" is defined in the Indenture to mean (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries and (ii) any partnership, association, joint venture or other entity in which the Company or one or more Subsidiaries of the Company has more than a 50% equity interest at the time or as to which the Company or one or more of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors or other governing body of such corporation, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.1)

     "Value" is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company's entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.8)

Consolidation, Merger and Sale of Assets

     The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless, among other things, (i) the corporation formed by such consolidation or into which the Company is merged or the party that acquires by conveyance or transfer, or that leases the properties and assets of the Company substantially as an entirety, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture and (ii) immediately after giving effect to such transaction no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 8.1)

Events of Default, Waiver and Notice

     With respect to the Debt Securities of any series, an Event of Default is defined in the Indenture as being (i) default for 30 days in payment of any interest upon the Debt Securities of such series; (ii) default in payment of the principal of or premium, if any, on the Debt Securities of such series when due either at maturity or upon acceleration, redemption or otherwise; (iii) default by the Company in the performance of any other of the covenants or warranties in the Indenture for the benefit of such series applicable to the Company that shall not have been remedied for a period of 60 days after Notice of Default; (iv) the failure to pay when due any indebtedness for money borrowed (including indebtedness under Debt Securities other than that series) with a principal amount then outstanding in excess of $20,000,000 under any mortgage, indenture or instrument under which any such indebtedness is issued or secured (including the Indenture), or any other default that results in the acceleration of maturity of such indebtedness, unless such indebtedness or acceleration shall have been discharged or annulled within 10 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series; (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; (vi) default in the deposit of any sinking fund payment when and as due by the terms of any Debt Securities of such series; and (vii) any other Event of Default provided in the supplemental indenture under which such series of Debt Securities is issued or in the form of security for such series. (Section 5.1) Within 90 days after the occurrence of any default under the Indenture with respect to Debt Securities of any series, the Trustee is required to notify the Holders of Debt Securities of any default unless, in the case of any default other than a default in the payment of principal of or premium, if any, or interest on any Debt Securities, a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of Debt Securities not to do so. (Section 6.2)

     The Indenture provides that if an Event of Default, other than an Event of Default as described in clauses (iv) or (v) in the above paragraph with respect to Debt Securities of any series shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare the entire principal and accrued interest of all Debt Securities of such series (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default described in clauses (iv) or (v) in the above paragraph with respect to any series of Debt Securities Outstanding under the Indenture occurs and is continuing, the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any time after acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past defaults under the Indenture with respect to the Debt Securities of such series, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or provisions of such series that may not be modified or amended without the consent of the Holders of all Outstanding, Debt Securities of such series. (Sections 5.2 and 5.13)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.9)

     Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding Debt Securities of any series with respect to which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No Holder of any Debt

Securities shall have any right to cause the Trustee to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of Debt Securities shall have offered to the Trustee indemnity satisfactory to it against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.7)

     The Indenture provides that, in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date,
(b) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security that shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more supplemental indentures, prior to the issuance of such Debt Securities, (c) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described in clause (b) above, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (a) or (b) above, of the amount determined as provided in such clause), and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities that the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. (Section 1.1)

Modification of the Indenture

     The Indenture provides that the Company and the Trustee may, without the consent of the Holders, modify or amend the Indenture in order to (i) evidence the succession of another corporation to the Company and the assumption by any such successor corporation of the covenants of the Company in the Indenture and in the Debt Securities; (ii) add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all or any series of Debt Securities; (iii) add any additional Events of Default to the Indenture; (iv) add to or change any of the provisions of the Indenture necessary to permit the issuance of Debt Securities in bearer form, registrable as to principal, and with or without interest coupons; (v) add to, change or eliminate any of the provisions of the Indenture, in respect of one or more series of Debt Securities, provided that any such addition, change or elimination may not apply to any Debt Security of any series created prior to such addition, change or elimination; (vi) establish the form or terms of Debt Securities of any series as permitted under the Indenture; (vii) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series; or, (viii) cure any ambiguity, or correct or supplement any provision of the Indenture that may be inconsistent with any other provision of the Indenture, provided such action does not adversely affect the interest of the Holders of Debt Securities of any series. (Section 9.1.)

     With respect to the Debt Securities of any series, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of such series, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding Debt Securities of such series (i) change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities of such series; (ii) reduce the principal amount of, or any installment of principal or interest or rate of interest on, or any premium payable on redemption of any Debt Securities of such series; (iii) reduce the principal amount of any Debt Securities of such series payable upon acceleration of the maturity thereof; (iv) change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities of such series;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities of such series on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof); (vi) reduce the percentage in principal amount of Debt Securities of such series then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or, (vii) modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.2)

Discharge of the Indenture

     The Indenture, with respect to the Debt Securities of any series (if all series issued under the Indenture are not to be affected), shall upon the written request or order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities therein expressly provided for), when (i) either (A) all Debt Securities theretofore authenticated and delivered (other than (1) Debt Securities that have been destroyed, lost or stolen and that have been replaced or paid and (2) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all such Debt Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if the Debt Securities of such series are denominated and payable only in United States dollars and such Debt Securities are to be called for redemption within one year, and the Company in the case of (1), (2) or (3) above has deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the stated maturity or any redemption date, as the case may be; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and, (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. (Section 4.1)

Defeasance and Covenant Defeasance

     Unless otherwise specified in the Prospectus Supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the Indenture, will apply to the Debt Securities of any series, or to any specified part of a series. (Section 13.1)

     Defeasance and Discharge. The Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S.
Government Obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of a mandatory sinking fund payments in respect of such Debt principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.(Sections 13.1 and 13.2)

     Defeasance of Certain Covenants. The Indenture provides that the Company may omit to comply with certain restrictive covenants described under the captions "Certain Covenants of the Company-- Limitation on Indebtedness Secured by a Mortgage" and "Certain Covenants of the Company-- Limitation on Sale and Leaseback Transactions" above and any that may be described in the Prospectus Supplement, and that such omission will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, that through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event the Company exercises this option with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments.(Sections 13.1 and 13.2)

The Debt Trustee

     Prior to the offering of any Debt Securities, a trustee will be appointed by the Company to serve as Trustee under the Indenture. The Trustee may be a depository for funds of and perform other services for and transact other banking business with the Company in the normal course of business.

     The Trustee may serve as a trustee under other indentures entered into by the Company. Upon the occurrence of an Event of Default under the Indenture or an event that, after notice or lapse of time or both, would become such an Event of Default, or upon the occurrence of a default under any such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee for the Indenture.

Governing Law

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12)

                          DESCRIPTION OF CAPITAL STOCK

     Set forth below is a description of the capital stock of the Company pursuant to the Company's Amended and Restated Certificate of Incorporation.

     Common Stock. The Company has 200 million shares of authorized common stock, par value $.01 per share, with 100 million shares designated as Series A Common Stock and 100 million shares designated as Series B Common Stock. Except as otherwise described below, the issued and outstanding shares of Series A Common Stock and Series B Common Stock will vote together as a single class on all matters submitted to a vote of stockholders, with each issued and outstanding share of Series A Common Stock and Series B Common Stock entitling the holder thereof to one vote on all such matters. With respect to any election of directors, (i) the holders of the shares of Series A Common Stock will be entitled to vote separately as a class to elect two members of the Company's Board of Directors (the Series A Directors) and (ii) the holders of the shares of Series B Common Stock will be entitled to vote separately as a class to elect the balance of the Company's Board of Directors (the Series B Directors); provided, however, that the number of Series B Directors shall not constitute less than a majority of the Company's Board of Directors. Any director may resign at any time upon giving written notice to the Company. The directors may only be removed for cause by a vote of the holders of a majority of the Company's Common Stock voting together as a class. Any Series A Director who resigns or is removed may be replaced only by the remaining Series A Director or, if there are no remaining Series A Directors, by a vote of the holders of a majority of the Series A Common Stock voting separately as a class. Similarly, any Series B Director who resigns or is removed may be replaced only by the remaining Series B Directors or, if there are no remaining Series B Directors, by a vote of the holders of a majority of the Series B Common Stock voting separately as a class. If no shares of Series A Common Stock are issued and outstanding at any given time, then the holders of shares of Series B Common Stock will elect all of the Company's directors. Conversely, if no shares of Series B Common Stock are issued and outstanding, then the holders of the shares of Series A Common Stock will elect all of the Company's directors.

     All of the outstanding shares of Series B Common Stock are required to be held by Hearst or a Permitted Transferee (as defined below). No holder of shares of Series B Common Stock may transfer any such shares to any person other than to (i) Hearst; (ii) any corporation into which Hearst is merged or consolidated or to which all or substantially all of Hearst's assets are transferred; or,
(iii) any entity controlled by Hearst (each a "Permitted Transferee"). Series B Common Stock, however, may be converted at any time into Series A Common Stock and freely transferred, subject to the terms and conditions of the Company's Amended and Restated Certificate of Incorporation and to applicable securities laws limitations. If at any time the Permitted Transferees first hold in the aggregate less than 20% of all shares of the Company's Common Stock that are then issued and outstanding, then each issued and outstanding share of Series B Common Stock automatically will be converted into one fully-paid and nonassessable share of Series A Common Stock, and the Company will not be authorized to issue any additional shares of Series B Common Stock. Notwithstanding any other provision to the contrary, no holder of Series B Common Stock shall (i) transfer any shares of Series B Common Stock; (ii) convert Series B Common Stock; or, (iii) be entitled to receive any cash, stock, other securities or other property with respect to or in exchange for any shares of Series B Common Stock in connection with any merger or consolidation or sale or conveyance of all or substantially all of the property or business of the Company as an entity, unless all necessary approvals of the Federal Communications Commission ("FCC") as required by the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations thereunder have been obtained or waived.

     Preferred Stock. The Company has one million shares of authorized preferred stock, par value $.01 per share. Under the Company's Amended and Restated Certificate of Incorporation, the Company has two issued and outstanding series of preferred stock, Series A Preferred Stock and Series B Preferred Stock (collectively, the "Preferred Stock"). Each series of Preferred Stock has 10,938 shares issued and outstanding. The Preferred Stock has a cash dividend feature whereby each share will accrue $65 per share annually, to be paid quarterly. The Series A Preferred Stock is convertible at the option of the holders, at any time, into Series A Common Stock at a conversion price of (i) on or before December 31, 2000, $35; (ii) during the calendar year December 31, 2001, the product of 1.1 times $35; and (iii) during each calendar year after December 31, 2001, the product of 1.1 times the preceding year's conversion price. The Company has the option to redeem all or a portion of the Series A Preferred Stock at any time after June 11, 2001 at a price equal to $1,000 per share plus any accrued and unpaid dividends.

     The holders of Series B Preferred Stock have the option to convert such Series B Preferred Stock into shares of Series A Common Stock at any time after June 11, 2001 at the average of the closing prices for the Series A Common Stock for each of the 10 trading days prior to such conversion date. The Company has the option to redeem all or a portion of the Series B Preferred Stock at any time on or after June 11, 2001, at a price equal to $1,000 per share plus any accrued and unpaid dividends.

     The issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock are entitled to vote on all matters submitted to a vote of holders of Series A Common Stock, with such shares of Series A Preferred Stock and Series B Preferred Stock voting together as a single class with the shares of Series A Common Stock. Each share of Series A Preferred Stock is entitled to the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such share is convertible. Each share of Series B Preferred Stock is entitled to (i) 29 votes, if the record date for the stockholder meeting at which such votes are to be cast is before July 11, 2001 or (ii) thereafter, the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such share is convertible. Except with respect to any proposal to amend the Company's Amended and Restated Certificate of Incorporation that may adversely affect the rights of the respective series of Preferred Stock and except as may be required by Delaware General Corporation Law ("DGCL"), neither the Series A Preferred Stock nor the Series B Preferred Stock is entitled to vote separately as a class.

Foreign Ownership

     Pursuant to the Company's Amended and Restated Certificate of Incorporation and in order to comply with FCC rules and regulations, the Company will not be permitted to issue any shares of capital stock of the Company to (i) a person who is a citizen of a country other than the U.S.; (ii) any entity organized under the laws of a government other than the government of the U.S. or any state, territory or possession of the U.S.; (iii) a government other than the government of the U.S. or any state, territory or possession of the U.S.; (iv) a representative of, or an individual or entity controlled by, any of the foregoing; or, (v) any other person or entity whose alien status would be cognizable under the Communications Act (individually, an "Alien" collectively, "Aliens"), any shares of capital stock of the Company if such issuance would result in the total number of shares of such capital stock held or voted by Aliens exceeding 25% of (x) the capital stock outstanding at any time and from time to time or (y) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time. In addition, the Company will not be permitted to transfer on the books of the Company any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens exceeding such 25% limits. The Company's Amended and Restated Certificate of Incorporation also provides that no Alien or Aliens, individually or collectively, will be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Company outstanding at any time and from time to time or (ii) the total voting power of all shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time (or such limits greater or lesser than 25% as may subsequently be imposed by statute or regulation). The Company's Board of Directors will have the right to redeem any shares determined to be owned by an Alien or Aliens, at the fair market value of the shares to be redeemed, if the Board of Directors determines such redemption is necessary to comply with these Alien ownership restrictions of the Communications Act and rules of the FCC.

Certain Anti-Takeover Matters

     General. Certain provisions of the Company's Amended and Restated Certificate of Incorporation and the DGCL may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the Company's Board of Directors.

     The provisions of the Company's Amended and Restated Certificate of Incorporation and the DGCL described below are designed to reduce, or have the effect of reducing, the vulnerability of the Company to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of the Company or an unsolicited takeover attempt that is unfair to the Company's stockholders. The summary of such provisions set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation, the Company's bylaws and the DGCL.

     The Company's Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect. The Company's Board of Directors, however, expressly reserves the right to introduce such measures in the future.

     Classified Board; Removal of Directors. The Company's Amended and Restated Certificate of Incorporation provides that the Company's Board of Directors shall consist of not less than seven directors, with the exact number of directors to be determined from time to time by the Company's Board of Directors and designated in the bylaws. The Company's bylaws provide that the number of directors will be 11 and thereafter the minimum number of directors will be seven and the maximum number of directors will be 15. The Company's Amended and Restated Certificate of Incorporation further provides that the Company's Board of Directors will be divided into two classes, as long as there are no more than two Series A Directors, and that, after an initial term, each director will be elected for a two-year term. The Company's Amended and Restated Certificate of Incorporation also provides that, in the event there are three or more Series A directors, the Company's Board of Directors will be divided into three classes, and that, after an initial term, each director will be elected for a three-year term. Whether there are two or three classes of directors, the Series A Directors are to be divided among the classes as equally as possible. A classified Board of Directors is intended to assure the continuity and stability of the Company's Board of Directors and the Company's business strategies and policies. The classified board provision could increase the likelihood that, in the event of a takeover of the Company, incumbent directors will retain their positions. In addition, the classified board provision helps ensure that the Company's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders. The directors may only be removed for cause by a vote of the holders of a majority of the Company's Common Stock voting together as a class.

     Business Combinations. The Company, as a Delaware corporation, is subject to Section 203 ("Section 203") of the DGCL. In general, subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether or not shares held subject to the plan will be tendered in a tender or exchange offer); or, (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 defines a "business combination" to include certain mergers, consolidations, asset sales and stock issuances and certain other transactions resulting in a financial benefit to an interested stockholder." In addition, Section 203 defines an "interested stockholder" to include any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such an entity or person.

     Controlling Stockholder. Hearst Broadcasting currently owns 100% of the Company's issued and outstanding Series B Common Stock, representing in excess of a majority of the outstanding shares of the Company's Common Stock. The holders of the shares of Series A Common Stock are entitled to vote to elect two members of the Company's Board of Directors. As the holder of all of the Company's outstanding shares of Series B Common Stock, Hearst Broadcasting is entitled to vote to elect the balance of the members of the Company's Board of Directors (the Series B Directors). Hearst Broadcasting's ownership of the Series B Common Stock may have the effect of impeding the acquisition of control of the Company.

Registration Rights

     The Company has executed a Registration Rights Agreement for the benefit of certain holders of Series A Common Stock that are former partners of Argyle Television Investors, L.P. (collectively, the "ATI Holders"). The Registration Rights Agreement provides that the ATI Holders will have the right, subject to certain limitations and conditions, to require the Company to register for distribution through a firm commitment underwriting all or any portion of Series A Common Stock issued to them in the Merger. In addition, the ATI Holders also will have piggyback registration rights with respect to any proposed offering of Series A Common Stock for cash through a firm commitment underwriting sought by the Company.

Limitations on Director Liability

     The Company's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director or former director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Transfer Agent and Registrar

     The Transfer Agent and Registrar of Series A Common Stock is Harris Trust and Savings Bank.

                             DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities, Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently, together with any other Securities offered by a Prospectus Supplement, and may be attached to or separate from such Securities. Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, number and terms of the Debt Securities, Common Stock, Preferred Stock, or combination thereof, purchasable upon exercise of such Warrants; (v) the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (vi) the date, if any, on and after which such Warrants and the related underlying Securities will be separately transferable; (vii) the price at which each underlying Security purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum amount of such Warrants that may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of any applicable federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.

                         DESCRIPTION OF PREFERRED STOCK

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the applicable Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series offered hereby will be fixed or designated pursuant to a Certificate of Designations or an amendment to the Company's Amended and Restated Certificate of Incorporation adopted by the Company's Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock offered hereby are convertible or exchangeable into Common Stock or Debt Securities will also be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock offered hereby would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock offered hereby that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations or an amendment to the Company's Amended and Restated Certificate of Incorporation relating to such series.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in any one or more of the following three ways: (i) to or through underwriters or dealers; (ii) through agents; or,
(iii) directly to one or more purchasers. With respect to each series of Securities being offered hereby, the terms of the offering of the Securities of such series, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Only underwriters so named in the Prospectus Supplement will be deemed to be underwriters in connection with the Securities offered thereby. The distribution of Securities may be effected from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

     If underwriters are used to sell any of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Company may grant an option to the underwriters named in the Prospectus Supplement, exercisable during a fixed period after the date of the Prospectus Supplement, to purchase additional shares of Series A Common Stock to cover overallotments, if any, at the same price per share as the initial shares to be purchased by the underwriters. The underwriter may purchase such shares only to cover overallotments made in connection with an offering of Series A Common Stock.

     Securities may also be sold directly by the Company or through agents (which may also act as principals) designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales made directly by the Company, no commission will be payable.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the

Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

     All of the Securities will be a new issue of securities with no established trading market, other than the Series A Common Stock, which is currently listed on the New York Stock Exchange under the symbol "HTV." The Securities, other than the Series A Common Stock, may or may not be listed on a national securities exchange or a foreign securities exchange. In the event that such Securities are not listed on a national securities exchange, certain broker-dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such Securities or as to the liquidity of the trading market for such Securities. The Prospectus Supplement with respect to such Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon for the Company by Rogers & Wells LLP, New York, New York. If certain legal matters relating to the Securities will be passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the Prospectus Supplement relating to that offering.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule of Argyle Television, Inc. for the period January 1, 1997 to August 31, 1997 and of Hearst-Argyle Television, Inc. for the period September 1, 1997 to December 31, 1997 incorporated in this registration statement by reference from Hearst-Argyle Television, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Argyle for the years ended December 31, 1996 and 1995, appearing in the Hearst-Argyle Television, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Pulitzer Broadcasting Company and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference from the Company's Current Report on Form 8-K, dated September 29, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Kelly Broadcasting for the years ended December 31, 1997, 1996 and 1995 and for the six-month periods ended June 30, 1998 and 1997 incorporated in this registration statement by reference from the Company's Current Report on Form 8-K, dated September 17, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report given on the authority of said firm as experts in accounting and auditing.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or therein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                                TABLE OF CONTENTS

                                                                        Page

Available Information................................................     3
Incorporation of Certain Documents by
   Reference.........................................................     3
Forward-Looking Information..........................................     4
The Company..........................................................     5
Use of Proceeds......................................................     6
Ratio of Earnings to Fixed Charges...................................     7
Risk Factors.........................................................     9
Description of Debt Securities.......................................     15
Description of Capital Stock.........................................     26
Description of Warrants..............................................     30
Description of Preferred Stock.......................................     30
Plan of Distribution.................................................     31
Legal Matters........................................................     32
Experts..............................................................     32





                                  Hearst-Argyle

                                TELEVISION, INC.

                                  $100,000,000
                                 Debt Securities

                                5,768,000 Shares
                              Series A Common Stock

                                 $1,000,000,000
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                    Warrants

                                   PROSPECTUS

                                  October 9, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table indicates the expenses to be incurred in connection with the offerings described in this Registration Statement. All expenses are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.......   $295,000
Accounting fees...........................................     15,000*
Legal fees and expenses...................................     30,000*
Printing and engraving fees...............................      5,000*
Miscellaneous.............................................      1,000*
         Total............................................    346,000


* Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article Seven of the Company's Certificate of Incorporation, as amended and restated, provides that the Company shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     Article Eight of the Company's Certificate of Incorporation, as amended and restated, provides that no director or former director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     The Company maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

Item 16.  Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3:

    1.1      Underwriting Agreement (for Common Stock, Preferred Stock and
             Warrants).*

    1.2      Underwriting Agreement (for Debt Securities).*

    2.1 Agreement and Plan of Merger, dated as of May 26, 1998, by and among Pulitzer Publishing Company, Pulitzer Inc. and Hearst-Argyle Television, Inc. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated May 26, 1998).

    4.1      Amended and Restated  Certificate of  Incorporation  of the Company
             (incorporated   by  reference  to  Appendix  C  of  the   Company's
             Registration Statement on Form S-4 (File No. 333-32487)).

    4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A/A dated September 5, 1997).

    4.3      Form of Indenture for Debt Securities (see Exhibit 4.14).

    4.4      Form of Debt Securities (included in Exhibit 4.14)

    4.5 Form of specimen certificate representing shares of Series A Common Stock (incorporated by reference to Exhibit 4.3 of the Company's Form 8-A/A).

    4.6 Form of specimen certificate representing shares of Series B Common Stock.*

    4.7 Form of specimen certificate representing shares of Series A Preferred Stock.*

    4.8 Form of specimen certificate representing shares of Series B Preferred Stock.*

    4.9      Form of Warrant.*

   4.10 Form of Indenture relating to the Senior Subordinated Notes due 2005 (including form of security) (incorporated by reference to Exhibit 4.1 of the Company's Form 10-K for the fiscal year ending December 31, 1996).

   4.11 First Supplemental Indenture dated as of June 1, 1996 among KHBS Argyle Television, Inc. and Arkansas Argyle Television, Inc. and United States Trust Company of New York (incorporated by reference to the Company's Current Report on Form 8-K dated June 11, 1996).

   4.12 Second Supplemental Indenture dated as of August 29, 1997 among KMBC the Company Television, Inc., WBAL the Company Television, Inc., WCVB the Company Television, Inc., WISN the Company Television, Inc., WTAE the Company Television Inc. and United States Trust Company of New York (incorporated by reference to
             Exhibit 4.8 of the Company's Registration Statement on Form S-3 (Registration No. 333-36659)).

   4.13 Third Supplemental Indenture dated as of February 26, 1998 among the Company, Hearst-Argyle Television Stations, Inc., KMBC Hearst-Argyle Television, Inc., WBAL Hearst-Argyle Television, Inc., WCVB Hearst-Argyle Television, Inc., WISN Hearst-Argyle Television, Inc., WTAE Hearst-Argyle Television, Inc., WAPT Hearst-Argyle Television, Inc., KITV Hearst-Argyle Television, Inc., KHBS Hearst-Argyle Television, Inc., Ohio/Oklahoma Hearst-Argyle Television, Inc., Jackson Hearst-Argyle Television, Inc., Hawaii Hearst-Argyle Television, Inc., Arkansas Hearst-Argyle Television, Inc. and United States Trust Company of New York (incorporated by reference to Exhibit 4.4 of the Company's Form 10-K for the fiscal year ending December 31, 1997).


   4.14      Form of Senior Notes due 2005 (included in Exhibit 4.10).

   4.15 Indenture, dated as of November 13, 1997, between the Company and the Bank of Montreal Trust Company, as trustee (incorporated by reference to the Company's Current Report on Form 8-K dated November 12, 1997).

   4.16 First Supplemental Indenture, dated November 13, 1997, between the Company and Bank of Montreal Trust Company, as trustee (incorporated by reference to the Company's Current Report on Form 8-K dated November 12, 1997).

   4.17      Form of 7% Senior Notes due November 15, 2007 (included in Exhibit
             4.15).

   4.18      Form of 7 1/2% Debentures due November 15, 2027 (included in
             Exhibit 4.15).

   4.19 Second Supplemental Indenture, dated as of January 13, 1998, between the Company and the Bank of Montreal Trust Company, or Trustee (incorporated by reference to the Company's Current Report on Form 8-K dated January 13, 1998).

   4.20      Form of 7% Senior Notes due January 15, 2018 (included in Exhibit
             4.18).

   4.21 Form of Registration Rights Agreement among the Company and the Holders (incorporated by reference to Exhibit B to Exhibit 2.1 of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

    5.1 Opinion of Rogers & Wells LLP as to legality of the securities registered hereby.**

   12.1      Statement re: Computation of Ratios.

   23.1      Consent of Ernst & Young LLP.

   23.2      Consent of Deloitte & Touche LLP - New York office.

   23.3      Consent of PricewaterhouseCoopers LLP.

   23.4      Consent of Deloitte & Touche LLP - St. Louis office.

   23.5 Consent of Rogers & Wells LLP (set forth in its opinion filed as Exhibit 5.1).

   24.1      Powers  of  attorney  (set  forth  in  the  signature   pages  to
             this registration statement).

   25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture.*

-------------------------

* To be filed by amendment, by incorporation by reference or by filing of a Current Report on Form 8-K in connection with the offering of the Securities.

**     Previously Filed

Item 17.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 8th day of October, 1998

                                           HEARST-ARGYLE TELEVISION, INC.

                                           By:           *
                                               --------------------------------
                                                      Bob Marbut
                                                  Chairman of the Board and
                                                  Co-Chief Executive Officer

                                POWER OF ATTORNEY



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN

THE CAPACITIES AND ON THE DATES INDICATED.

   Signature                                    Title         Date

                                 Chairman of the Board and
                                 Co-Chief Executive Officer
                                 (Principal Executive Officer)  October 8, 1998
      *
    Bob Marbut
                                 President and Co-Chief
                                 Executive Officer
                                 (Principal Executive Officer)  October 8, 1998
      *
    John G. Conomikes


      *                          Executive Vice President,
    David J. Barrett             Chief Operating Officer and
                                 Director                      October 8, 1998


       *                         Chief Financial Officer,
    Harry T. Hawks               Senior Vice President and
                                 Principal Financial Officer   October 8, 1998


       *                         Vice President and Controller
    Teresa Lopez                 (Principal
                                 Accounting Officer)           October 8, 1998


                                 Director                      October 8, 1998
    Frank A. Bennack, Jr.


       *                         Director                      October 8, 1998
    Victor F. Ganzi


                                 Director                      October 8, 1998
    George R. Hearst, Jr.


       *                         Director                      October 8, 1998
    William R. Hearst III


       *                         Director                      October 8, 1998
    Gilbert C. Maurer


       *                         Director                      October 8, 1998
    David Pulver


                                 Director                      October 8, 1998
    Virginia H. Randt


       *                         Director                      October 8, 1998
    Caroline L. Williams


*  By Dean H. Blythe

     Attorney-in-fact

   /s/ Dean H. Blythe
   -----------------------
    Attorney-in-fact
    October 8, 1998


                                INDEX TO EXHIBITS

Exhibit Number                      Exhibit

    1.1      Underwriting Agreement (for Common Stock, Preferred Stock and
             Warrants).*

    1.2      Underwriting Agreement (for Debt Securities).*

    2.1 Agreement and Plan of Merger, dated as of May 26, 1998, by and among Pulitzer Publishing Company, Pulitzer Inc. and Hearst-Argyle Television, Inc. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated May 26, 1998).

    4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Appendix C of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

    4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Form 8-A/A dated September 5, 1997).

    4.3      Form of Indenture for Debt Securities (see Exhibit 4.14).

    4.4      Form of Debt Securities (included in Exhibit 4.14)

    4.5 Form of specimen certificate representing shares of Series A Common Stock (incorporated by reference to Exhibit 4.3 of the Company's Form 8-A/A).

    4.6 Form of specimen certificate representing shares of Series B Common Stock.*

    4.7 Form of specimen certificate representing shares of Series A Preferred Stock.*

    4.8 Form of specimen certificate representing shares of Series B Preferred Stock.*

    4.9      Form of Warrant.*

   4.10 Form of Indenture relating to the Senior Subordinated Notes due 2005 (including form of security) (incorporated by reference to Exhibit 4.1 of the Company's Form 10-K for the fiscal year ending December 31, 1996).

   4.11 First Supplemental Indenture dated as of June 1, 1996 among KHBS Argyle Television, Inc. and Arkansas Argyle Television, Inc. and United States Trust Company of New York (incorporated by reference to the Company's Current Report on Form 8-K dated June 11, 1996).

   4.12 Second Supplemental Indenture dated as of August 29, 1997 among KMBC the Company Television, Inc., WBAL the Company Television, Inc., WCVB the Company Television, Inc., WISN the Company Television, Inc., WTAE the Company Television Inc. and United States Trust Company of New York (incorporated by reference to
             Exhibit 4.8 of the Company's Registration Statement on Form S-3 (Registration No. 333-36659)).

    4.13 Third Supplemental Indenture dated as of February 26, 1998 among the Company, Hearst-Argyle Television Stations, Inc., KMBC Hearst-Argyle Television, Inc., WBAL Hearst-Argyle Television, Inc., WCVB Hearst-Argyle Television, Inc., WISN Hearst-Argyle Television, Inc., WTAE Hearst-Argyle Television, Inc., WAPT Hearst-Argyle Television, Inc., KITV Hearst-Argyle Television, Inc., KHBS Hearst-Argyle Television, Inc., Ohio/Oklahoma Hearst-Argyle Television, Inc., Jackson Hearst-Argyle Television, Inc., Hawaii Hearst-Argyle Television, Inc., Arkansas Hearst-Argyle Television, Inc. and United States Trust Company of New York (incorporated by reference to Exhibit 4.4 of the Company's Form 10-K for the fiscal year ending December 31, 1997).

   4.14      Form of  Senior  Notes due 2005 (included in Exhibit 4.10).

   4.15 Indenture, dated as of November 13, 1997, between the Company and the Bank of Montreal Trust Company, as trustee (incorporated by reference to the Company's Current Report on Form 8-K dated November 12, 1997).

   4.16 First Supplemental Indenture, dated November 13, 1997, between the Company and Bank of Montreal Trust Company, as trustee (incorporated by reference to the Company's Current Report on Form 8-K dated November 12, 1997).

   4.17      Form of 7% Senior Notes due November 15, 2007 (included in Exhibit
             4.15).

   4.18      Form of 7 1/2% Debentures due November 15, 2027 (included in
             Exhibit 4.15).

   4.19 Second Supplemental Indenture, dated as of January 13, 1998, between the Company and the Bank of Montreal Trust Company, or Trustee (incorporated by reference to the Company's Current Report on Form 8-K dated January 13, 1998).

   4.20      Form of 7% Senior Notes due January 15, 2018 (included in Exhibit
             4.18).

   4.21 Form of Registration Rights Agreement among the Company and the Holders (incorporated by reference to Exhibit B to Exhibit 2.1 of the Company's Registration Statement on Form S-4 (File No. 333-32487)).

    5.1 Opinion of Rogers & Wells LLP as to legality of the securities registered hereby.**

   12.1      Statement re: Computation of Ratios.

   23.1      Consent of Ernst & Young LLP.

   23.2      Consent of Deloitte & Touche LLP - New York office.

   23.3      Consent of PricewaterhouseCoopers LLP.

   23.4      Consent of Deloitte & Touche LLP - St. Louis office.

   23.5 Consent of Rogers & Wells LLP (set forth in its opinion filed as Exhibit 5.1).

   24.1 Powers of attorney (set forth in the signature pages to this registration statement).

   25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture.*

-------------------------
* To be filed by amendment, by incorporation by reference or by filing of a Current Report on Form 8-K in connection with the offering of the Securities.

**     Previously Filed.